UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   February 12, 2008

(Date of earliest event reported)

CIPRICO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-11336	41-1749708
(Commission File No.)	(IRS Employer Identification No.)

7003 W Lake Street, St Louis Park, MN 55426

(Address of Principal Executive Offices)(Zip Code)

(952) 540-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Ciprico Inc. held its Annual Meeting of Stockholders at 3:30 pm (CST) on February 7, 2008. A quorum was achieved and all motions were approved. The motions were as follows; to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 9,000,000 to 14,000,000,   and to elect two people to serve as directors of the Company. Mr. Thomas F. Burniece and Mr. Gary L. Hokkanen were elected to serve for three-year terms on the Board of Directors.

In conjunction with the Annual Meeting, the Board of Directors also took the following actions: elected Mr. Thomas Marmen, Lead Director, Mr. Steven D. Merrifield, Chairman, and Mr. Monte S. Johnson, Secretary and Treasurer. The Board also appointed the following Section 16 officers:  Mr. Merrifield, President and Chief Executive Officer, Mr. Johnson Senior Vice President and Chief Financial Officer, and Mr. Andrew Mills, Senior Vice President – Marketing and Development.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

At the conclusion of the business portion of the Annual Meeting of Stockholders on February 7, 2008, management presented information set forth in Exhibit 99.1 attached hereto and incorporated in this Current Report as if fully set forth herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements: None.

(b)	Pro Forma financial information: None.

(c)	Exhibits:

	99.1	Management presentation following the Annual Meeting of Stockholders held on February 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciprico Inc.

	By	/s/ Monte S. Johnson
Date:		Monte S. Johnson,
February 12, 2008		Senior Vice President
Chief Financial Officer
(Principal Financial and Accounting Officer)

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

EXHIBIT INDEX

to

Form 8-K Current Report

CIPRICO INC.

Exhibit Number	Description
99.1	Management presentation following the Annual Meeting of Stockholders held on Febraury 7, 2008.